UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 4, 2025

AMERIGUARD SECURITY SERVICES, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-173039	99-0363866
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5470 W. Spruce Avenue, Suite 102

Fresno, CA

(Address of principal executive offices)

(559) 271-5984

(Registrant’s telephone number, including area code)

(Former Name or former address if changed from last report.)

Securities registered pursuant to Section 12(g) of the Act: None

Securities registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement

On July 1, 2025, we were notified by Legalist, legally known as Government Receivables Fund, LLC, that AmeriGuard Security Services, Inc. (“AGSS”) was in default of our financial agreement. We previously disclosed this situation in a Form 8-K filed on July 14, 2025, which is incorporated by reference.

As a result of this notice of default and in order to act responsibly and transparently with our contracting agencies, on July 14, 2025, AGSS formally notified the respective federal Contracting Officers that we were required to forfeit the following contracts:

Social Security Administration – Wilkes-Barre, PA

Annual Revenue: $3,184,176

Social Security Administration – Urbana, MD

Annual Revenue: $6,339,912

Social Security Administration – Durham, NC

Annual Revenue: $5,490,360

The total annual revenue forfeited by AGSS as a result of this action was $15,014,448.

This forfeiture was a direct consequence of the funding disruption initiated by Legalist, and was necessary to preserve legal and ethical compliance with federal procurement and contracting requirements. These contracts were not canceled, not terminated for cause, and not lost due to performance issues. Rather, they were voluntarily forfeited by AGSS as a matter of financial and legal necessity.

These changes were forced on the Company by the actions taken by Legalist, which left AGSS unable to continue supporting the contracts despite having fulfilled all operational obligations prior to the forfeiture notice.

On July 28, 2025 AGSS was notified that the contracts we picked up by an established guard company. AGSS is actively working with the contracting company to make the transition as smooth as possible for the employees affected and the government contracting system.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 4, 2025

Ameriguard Security Services Inc.

/s/ Lawrence Mr. Garcia
By:	Lawrence Mr. Garcia
Title:	Chief Executive Officer

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